Exhibit 10(a)105

Entergy Corporation Outside Director Stock Program Established
under the 2007 Equity Ownership and Long Term Cash Incentive
Plan of Entergy Corporation and Subsidiaries

THIS INSTRUMENT, made and entered into this 5th day of December 2008 (the "Effective Date"), constitutes the First Amendment (the "First Amendment") of the Entergy Corporation Outside Director Stock Program (the "Program") established under the 2007 Equity Ownership and Long Term Cash Incentive Plan of Entergy Corporation and Subsidiaries (the "Plan"). This First Amendment shall be, and hereby is, incorporated into the Program as amended and restated effective January 1, 2009. All capitalized terms used in this document shall have the meanings assigned to them in the Program unless otherwise defined in this document.

Pursuant to Section 11.1 of the Plan, the Program is hereby amended as follows:

              Section 6.0 of the Program is hereby amended in its entirety to read as follows:

6.0     Deferral

In lieu of taking delivery of shares of Common Stock on an Award Date, an Outside Director may elect to defer the receipt of such Quarterly Stock Award to a subsequent calendar year provided that he or she files an irrevocable written deferral notice with the Board of Directors no later than the 31st day of December of the calendar year immediately preceding the calendar year in which the services are rendered to which the Award Date relates. Accordingly, such a deferral notice must be filed by December 31 for the Award Dates immediately following on the next May 31, August 31, and November 30 of the immediately following year and on February 28 of the second calendar year immediately following the year in which the deferral notice is filed. Quarterly Stock Awards deferred pursuant to this Section 6.0 shall be deferred as equity units which shall have the value equivalent of one (1) share of Common Stock. Equity units do not represent actual shares of Common Stock and no shares of Common Stock will be purchased or acquired for the payout of any Quarterly Stock Award deferred under this Program. Each Outside Director's deferred equity units shall be credited to a bookkeeping account maintained by Entergy with respect to such Outside Director's deferrals. The Outside Director's written deferral election must specify the date on which the deferred equity units will be paid ("Payment Date"), which Payment Date must be no earlier than January 2nd of the third calendar year immediately following the end of the calendar year in which the deferral election is made. Quarterly Stock Awards deferred pursuant to this section shall accrue dividend equivalents, which dividend equivalents will be paid on the Payment Date together with interest calculated at an annual rate based upon the 52 week Treasury Bill rate as in effect on the first business day of each year. On each Payment Date, equity units deferred and elected to be paid out on such date shall be paid in cash based upon the closing price of Entergy Common Stock on the New York Stock Exchange as of the close of business on the Payment Date plus accrued dividend equivalent rights and interest; provided, however that at the time of the separation of Entergy's non-utility nuclear companies into Enexus Energy Corporation ("Enexus"), a separate publicly-held company (the "Separation"), each Outside Director's account maintained by Entergy pursuant to this Section 6.0 shall be credited with a number of units of Enexus common stock equal to the product of (1) number of shares of Enexus common stock that the shareholders of Entergy common stock receive at the time of the Separation for each share of Common Stock held at such time, times (2) the number of units of Common Stock credited to such Outside Director's account immediately prior to the Separation. On a Payment Date, such units of Enexus common stock will be paid in cash in an amount equal to the closing price of Enexus common stock on the New York Stock Exchange at the close of business on such Payment Date. All deferral rights or provisions contained in this Program shall be subject to all conditions, restraints and limitations as may from time to time be imposed by the Plan, including, without limitation, any amendments to such Plan made pursuant to section 409A of the Internal Revenue Code and any and all regulations and guidance released thereunder. Such limitation will restrict the ability of an Outside Director to accelerate the distribution of any deferred Quarterly Stock Awards together with other restrictions.

                       2.              Effectiveness.

(a) This First Amendment shall be effective as of the Effective Date.

(b) Except as expressly provided herein, the Program shall remain in full force and effect without modification or alteration.